Exhibit 99.1

Hennessy Capital Acquisition Corp. II / Daseke, Inc. Merger Conference Call
December 23, 2016

Corporate Speakers:

  Dan Hennessy; Hennessy Capital Acquisition Corp II; Chairman, CEO
  Don Daseke; Daseke, Inc.; Chairman, President, CEO
  Scott Wheeler; Daseke, Inc.; EVP, CFO

PRESENTATION

Operator: Welcome to today’s conference call to discuss the merger of Hennessy Capital Acquisition Corp. II and Daseke, Inc.

Today’s call is being recorded.

Presenters on today’s call will be Dan Hennessy, Chairman and CEO of Hennessy Capital, Don Daseke, Chairman, President, and CEO of Daseke, and Scott Wheeler, Executive Vice President and CFO of Daseke. All participants have been placed in a listen-only mode to prevent any background noise.

Please note that there will be no question-and-answer session on today’s call.

At this time, I will turn the call over to Mr. Dan Hennessy for opening remarks.

Please go ahead, sir.

Dan Hennessy: Thank you and good morning. I’m Dan Hennessy and I serve as Chairman and CEO of Hennessy Capital Acquisition Corp II. Thank you for joining us to learn more about our planned business combination with Daseke, Inc.

This presentation today includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of HCAC, Daseke, and the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations and projections. I encourage you to read the press release issued yesterday and our filings with the SEC for a discussion of the risks that can affect our business and the business of the combined company after completion of the proposed business combination.

During the call, there will also be a discussion of some items that do not conform to US generally accepted accounting principles, or GAAP, including adjusted EBITDA and free cash flow. Please see a reconciliation of items to the most comparable GAAP measures in the appendix to our investor presentation.

Turning now to slide 2. Joining me from the Company are Don Daseke, Founder, President and CEO; and Scott Wheeler, Executive Vice President and CFO, whom I will introduce shortly.

Today I will cover some important background details regarding our proposed transaction and review our investment thesis and value creation plan. First, let’s review how we arrived here and why Daseke. We completed our HCAC2 IPO in late July of last year and raised approximately $200 million. We are second time SPAC issuers, having successfully completed our first SPAC business combination in 2015 with Bluebird Corporation, the leading independent designer and manufacturer of school buses and owned, at the time, by Cerberus Capital Management. We are proud to report that Bluebird is one of the most successful, best performing SPAC business combinations of the last five years with the stock price having increased over 65% since consummation of the transaction.

Beginning in August of last year, our team sourced and evaluated over 140 distinct opportunities across the industrial landscape, including manufacturing, distribution and services companies. In September of this year, we were approached by the industrial team at Stifel to explore the possibility of a SPAC solution for Daseke as a vehicle to become a publicly-traded company and to provide access to capital to accelerate the Company’s proven strategy to consolidate the highly fragmented open deck freight sector. After meeting with Don and Scott and delving into the consolidation opportunity and Daseke’s value proposition, it was clear to our team that a business combination between HCAC and Daseke had the potential to deliver enormous growth and value to our investors. Importantly, Daseke represents a target that is entirely consistent with our industrial growth investment strategy, which we articulated to HCAC 2 investors at the time of our IPO.

Let’s turn to the executive summary shown on page 3. We signed our definitive merger agreement yesterday, December 22, with an implied enterprise value of just over $700 million, or seven times 2017 projected adjusted EBITDA of approximately $100 million. Management is expected to own about 50% of the new public company at close, and we expect the merger to close in Q1, at which time Daseke will be listed on NASDAQ under the ticker DSKE.

As Don and Scott will describe, we intend to double the size of the business to over $200 million of adjusted EBITDA within three years through continuation of the Daseke team’s proven add-on acquisition strategy. And as I will show in a minute, we expect to have the financial capacity needed to immediately execute on the high priority acquisitions in the Company’s pipeline.

With regard to governance, we will have in place an accomplished board cohort led by Don Daseke, our Chairman, along with Scott Wheeler, myself, Kevin Charlton, and three independent directors with substantial operating and public company experience who are also current members of Daseke’s board. Our board will provide strategic oversight to the management team and is fully supportive and aligned with all facets of management’s growth plans.

On page 4, we show additional detail on the estimated sources and uses, pro forma ownership and capitalization. Key points are as follows; we have raised $100 million of committed equity capital, which is sufficient for us to close on the proposed business combination. Net proceeds from the trust after redemptions and expenses will be incremental and additive and provide additional wherewithal to support the Company’s consolidation strategy.

We have arranged $420 million in committed debt financing comprised of a $250 million term loan and $100 million delayed draw term loan led by our financing partners at CS and UBS, and a $70 million asset-based revolver led by PNC, which we expect will be undrawn at closing. The takeaway here is that we have a patient, long term debt structure and substantial borrowing capacity to immediately act on the near term, high-priority acquisitions identified by management. Pro-forma ownership shows the approximate 75/25 split between existing Daseke shareholders and existing HCAC shareholders. Again, Daseke’s management team is expected to own about 50% of the Company, and there are no selling management stockholders.

All of this translates to a market capitalization of about $350 million and a pro-forma enterprise value of approximately $700 million, inclusive of all transaction expenses and founder shares.

At this point I’d like to remind you that all of the underlying details of the planned merger can be found in our preliminary proxy statement, which is on file with the SEC. For those of you who are new to SPACs, our advisors at Stifel would be happy to assist you in better understanding SPAC mechanics.

Turning now to our investment thesis and value creation plan on page 5 is what truly excites us. Daseke is a scalable platform operating in a highly fragmented market populated by sub-scale competitors and led by an exceptional, proven management team. We extensively diligenced Daseke to validate our assumptions with respect to the core business and the consolidation opportunity and including assessments of human capital, performance improvement, strategic growth, and IPO readiness. We are pleased to report that the Company met or exceeded all of our expectations and criteria. We believe our due diligence process to be a best in class undertaking developed over our team’s 25 plus year track record in private equity investing.

So what you will hear today from Don and Scott is that the flatbed, open deck sector of the freight market is ripe for consolidation; you’ll see that scale matters and offers huge advantages and you will learn about impending safety regulations that will transform the competitive landscape.

Finally, we will review Daseke’s proven acquisition model of identifying and acquiring not for sale companies – a truly proprietary and actionable pipeline that we believe will allow us to double the Company’s adjusted EBITDA within the next three years. I have met with all of the Daseke OPCO presidents and CEOs, and it absolutely is the case that Daseke is the acquirer of choice for owner-entrepreneurs who want to consolidate and grow with the industry leader.

Thank you. Now it is my privilege to introduce Don Daseke and Scott Wheeler.

Don Daseke: Thank you, Dan. We are very excited about this terrific merger. Good morning. I am Don Daseke. I’m proud to be the President, CEO and Chairman of Daseke, Inc. We appreciate each of you for joining the call today to learn more about our merger with Hennessy.

I am an accidental trucker, but I am a serial entrepreneur. I founded Daseke with the purchase of Smokey Point Distributing. I made that purchase in large part because they were successful and focused on their niche, open deck trucking. More importantly, I believed in their outstanding people. My philosophy is to invest in people. People make the difference. Our first year of operations was 2009. Our revenues were $30 million.

I realized then that there was no flatbed or specialized carrier with a national footprint. I also realized that there was no public flatbed or specialized carrier with a national footprint. I also realized that there was no public flatbed or specialized carrier. I then had a vision for Daseke; it was just an idea.

My idea was to identify the best open deck companies and, together, build North America’s premier open deck carrier. We now have nine operating companies with revenues of $679 million in 2015. Our oldest company was started in 1928. On average, our companies are 55 years old. Many of our companies are still led by the second and third generations of the founders. The legacy is very important to us. The presidents of these operating companies on average have been with their companies for 28 years. This again is why I say people make the difference. Our merger with Hennessey and becoming a public company will allow us to do the following; first, add more outstanding companies to the Dasekef family as we continue to build the premier open deck trucking company in North America.

Secondly, provide stock ownership plans for all of our employees. Third, invest in our world class operating companies to support growth and to ensure that we have one of the most modern, efficient, and famous fleets in the industry. This is another step in our journey as we build North America’s premier open deck transportation company.

I now want to introduce my right hand, Daseke’s Executive Vice President, CFO, and a member of the Daseke Board of Directors, Scott Wheeler.

Scott Wheeler: Thank you, Don. On page 7, I would like to begin with defining what we mean by open deck. Daseke moves high value, cumbersome, heavy, time sensitive freight on open deck trailers on behalf of major industrial producers in North America. In the simplest description this refers to freight you can see on the back of a truck. We refer to this as open deck. We have two open deck segments in our business; flatbed and specialized. Flatbed refers to a traditional flat trailer. Specialized refers to open deck trailers with diverse configurations that range from being stair-stepped to trailers that can handle wind turbine blades.

We do not deal in commodity dry van or refrigerated hauling of consumer goods. The open deck market is a huge $130 billion market and a market where scale matters, and a market that has macro economic factors that will cause a very positive pricing atmosphere for carriers.

On slide 8, you will see that economists show the open deck market has natural growth predicted over the near term coming years of approximately 9% annually, but also one where the vast majority of carriers are sub scale. Larger open deck carriers are rare and therefore have the competitive advantage of scale. There are less than 30 North American companies that operate over 1,000 tractors. Daseke operates 3,000 tractors, clearly making Daseke the largest pure play open deck carrier in the market.

On page 9, we show that we believe that this is a market that can benefit greatly from increased scale. Not only the obvious cost savings from aggregated purchasing, but also from things like the ability to obtain the $100 million in liability insurance that we carry. This level of protection is not affordable for carriers without scale. This level of insurance is important to both Daseke and large shippers. This tool insulates us all from lawsuits, is a market differentiator, and makes Daseke a more attractive carrier for shippers. Stronger capitalization provides a greater ability to excel in a business environment with increasing levels of regulatory requirements. These competitive advantages are also very attractive to prospective operators interested in joining Daseke.

On page 10, new regulations are coming that are forecasted to have a powerful effect in reducing capacity of trucks, the most significant of which is electronic logging devices, required to be implemented by December 2017. There are only so many hours per day or week that drivers are allowed to drive under federal regulations. Currently, the vast majority of drivers keep a record of their hours via a paper log. That allows for a certain leeway from the actual hours driven. The implementation of electronic logs is believed to more accurately record the hours driven versus a driver’s written record. Electronic logs are expected to reduce the actual hours driven by 3%, reflected in this chart on the lower left hand side of the page.

Daseke is in nearly full compliance with the new regulation, and hence will not have the future capacity reduction that will come from making this transition. This comes at a time when, as we saw before, that there is also predicted be a strong increase in industrial production and demand for open deck carrier services. The net effects of the convergence of these events is a predicted strong growth in rates starting in 2017 as you can see in the hockey stick style chart on the right-hand side. There may be an even stronger effect in open deck where it is believed that there is an even lower use of electronic logs today compared to the overall market.

On slide 11, we have established that the open deck market is ripe for consolidation. Now we now want to address why Daseke is the right company to consolidate this market. On the left-hand side, we show that we established the platform, the breadth and the depth to launch this consolidation. Furthermore, on the right-hand side of the page, we demonstrate that we have the proven track record of acquiring and integrating significant open deck companies.

Turning to page 12, the next point would be that if Daseke is the right company to lead this industry, who is leading the Company? You have heard from Don Daseke and myself, but I would like to point out that we also have a strong board of directors and a very deep leadership team at the operating divisions. Our operating division presidents have an average of 28 years’ experience at their company, not just in business. On average, they are 52 years old and anxious to help us build Daseke’s future.

Turning to page 13, we have a demonstrated proven record of acquisitions that have taken Daseke from $6 million of adjusted EBITDA in our first year of operations, 2009, to an estimated $89 million of adjusted EBITDA in 2016. This is a compound annual growth rate of 47%.

Turning to page 14, Daseke has a unique approach of acquiring companies. We specifically approach top tier companies that are not for sale. We are focused on quality, not companies that need a great deal of improvement. Our overall package of values has allowed us to be able to acquire these companies with average multiples of 4.9 times the trailing 12 months’ adjusted EBITDA. Equally as important, the appraised value of the assets, on average, has equaled 81% of the purchase price.

We are focused on companies of quality, superior and strategic customer relationships; a strong management team willing to commit to the longer term, strong safety records and a tight cultural fit. Once these companies are acquired, we centralize the functions that add value from scale and leave local that which is best served by hands-on management.

Turning to page 15, we currently have a very strong and actionable pipeline of acquisition targets with a total of 24 companies currently under NDA. When we acquire, we often have the choice of which companies to close at which times. Therefore, we will often prioritize certain aspects such as strategic customer relationships, additive capabilities, industry verticals, and attractive geographies. This pipeline of acquisitions should allow the Daseke to double its adjusted EBITDA within three years after the merger.

Turning to page 16, we do not merely acquire companies but have a track record of improving operating results as well. On average, our acquired companies have grown adjusted EBITDA an estimated 20% within 24 months post acquisition. We do not achieve these improvements via any single formula but a variety of approaches depending upon that specific situation including strategies such as; improving rates via visibility to other operating companies’ price structures and strategies, extending our relationships with existing customers from one operating division to other operating divisions, consolidated purchasing in areas such as diesel fuel, tires, insurance, etc. We also find significant value due to the sharing best practices and detailed benchmarking of the different operating divisions.

Turning to slide 17, we also have very well established, long standing relationships with blue chip industrial producers. As part of our focus on continuing to diversify our revenue streams, our top 10 customers account for only 36% of our revenues. Importantly, these are direct relationships and only approximately 5% of our revenues come through a non-direct relationship. We average servicing over 4,500 customers in a given year.

On page 18, as you can see on this slide, we have a very well diversified revenue base across multiple industry verticals representing many of the country’s leading industrial producers. Likewise, on page 19, we also have a nationwide footprint of operations and capabilities concentrated in the areas of significant industrial production. We do see opportunities for further geographic expansion, further filling in our service offerings and thus increasing our competitive advantage.

Turning to slide 20, most trucking and logistics firms are either, A, predominantly asset-heavy, or B, asset light; Asset heavy meaning that the preponderance of their revenue is generated utilizing a company driver and a company owned tractor. Asset light meaning that the revenue is generated utilizing a tractor owned and operated by someone else; either an owner operator or via a third party that the freight is brokered to. Asset heavy operations produce higher margins per dollar of revenue but also carry certain capital expenditure requirements. Asset light operations produce much lower margins per dollar of revenue, but also do not have the same level of capital expenditures or fixed cost.

We feel very comfortable that our mix of 66% asset heavy and 34% asset light revenue streams provide a superior operating model for our company and our customers. With the asset heavy operations, we can provide much higher levels and certainty of service, and with the added capability of asset light operations, we are able to ensure to our customers that we can handle almost all of their needs, whether the freight travels on our equipment or someone else’s, with Daseke taking responsibility for the entire process.

The asset light capability allows Daseke to flex up quickly in period of high demand without significant outlays for capital expenditures and also flex down in periods of lower freight demand without the overhang of significant fixed costs. This percentage mix will fluctuate over time with market demands and acquisition composition, but we feel very comfortable that an asset light operating model is optimal for Daseke.

Turning to page 21, this slide is a simplification of several macro and operating factors that affected 2016 and how they compare to what is anticipated in 2017. In 2016, we did not complete any acquisitions. There was an over supply of trucking capacity supported in large part by low diesel prices coupled with a year of low industrial output, lower fuel prices led to lower fuel surcharge revenue, and no new governmental regulations that led to constricting capacity were instituted in 2016. We did, however, continue to gain advantages from internal best practices and benchmarking, dissemination and communications coupled with increasing operating synergies.

In 2017, we expect all of these factors to be favorable including acquisitions facilitated by the equity infusion coming through the merger with Hennessey Capital Acquisition Corporation II plus the new debt facilities which we believe give us the ability to reach our 2017 adjusted EBITDA target, reduced trucking capacity coupled with increased industrial output, and the significant factor of capacity reduction in the market as larger shippers start to prepare for the electronic logging device mandate.

On slide 22, Earlier in the presentation we have shown our strong revenue and adjusted EBITDA growth, but we are also positioned to produce solid free cash flow. In 2014 and 2015 we invested significantly in upgrading our fleet of tractors. Therefore, our capital expenditures are in a very enviable position. The average age of our tractor fleet is approximately two years old, which is extremely young compared to industry average.

I will now turn the presentation back over to Dan Hennessy.

Dan Hennessy: Thank you, Scott. On page 23, having met or spoken with hundreds of investors since we launched our SPAC franchise several years ago, I can say that alignment between management and our stockholders is a paramount consideration and a critical success factor for a SPAC business combination. Together with Don Daseke, we have addressed this concern through our lock-up arrangements, as shown here.

Further, on slide 24, we have devised a creative earn-out incentive with the Daseke team, which provides for the opportunity to earn up to 15 million additional shares, payable in three equal tranches over the next three years. Using 2017 as an example, the Company must achieve an adjusted run rate EBITDA, including acquisitions, of $140 million, and a $12 per share stock price for 20 out of 30 consecutive trading days, in order for management to earn the 5 million share award, and so on for 2018 and 2019. Please refer to the preliminary proxy for additional details on this program.

The last slide we will address today is the public company peer benchmarking analysis, shown on slide 25. As you heard earlier, Daseke’s revenue model is comprised of a mix of asset based and asset light freight services, so we blended the two comp sets to replicate our mix of revenues and arrived at the asset right multiples shown in the green box on both a trailing and forward basis. The Daseke IPO valuation multiple is shown in the purple box on a trailing and forward basis. The 2017 Daseke IPO valuation multiple of 7 times is a full two turns below the asset right blended comp set and does not assume any acquisitions, just our base case adjusted EBITDA projection of $100 million.

For those of you who would like to better understand how Daseke fits into the pantheon of publicly traded freight and logistics companies, I urge you to talk with John Larkin at Stifel. John knows Don Daseke and has been following the Company almost since inception and can assist you in your evaluation of the Daseke value proposition relative to the peers. In the attached appendix you will find a summary of the senior debt financing term sheet and a reconciliation of net income to adjusted EBITDA and free cash flow, both of which are non-GAAP financial measures.

So, in summary, our proposed merger with the world-class Daseke team of teams represents an unparalleled combination of strategic and financial capabilities and resources that we believe will allow us to double Daseke’s adjusted EBITDA within three years, and thereby deliver value to all stockholders.

I want to thank you again for joining us today to learn more about Daseke. Please do not hesitate to contact us with any questions you may have regarding our proposed transaction. This concludes our presentation.

Operator: Ladies and gentlemen, thank you for participating in today’s conference. This does conclude the program, and you may all disconnect. Have a great day, everyone.